SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 30, 2003

METASOLV, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	0-17920	75-2912166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5560 Tennyson Parkway, Plano, Texas 75024

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (972) 403-8300

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits:

Exhibit Number	Description
99.1	Text of Press Release dated July 30, 2003.

ITEM 9. REGULATION FD DISCLOSURE

On July 30, 2003 MetaSolv, Inc. issued a press release announcing the following executive management and board of director changes: the appointment of T. Curtis Holmes, Jr. as its chief executive officer and president; the appointment of James P. Janicki as executive chairman of its board of directors and chief software architect; and the appointment of John W. White as the lead outside director on its board of directors. A copy of the press release is filed herewith as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METASOLV, INC.

Date: July 30, 2003	By: /s/ Jonathan K. Hustis
Jonathan K. Hustis Secretary Duly Authorized Officer on behalf of the Registrant

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